Exhibit 3.175

ARTICLES OF INCORPORATION

OF

NORTH LOUISIANA REHABILITATION CENTER, INC.

A Louisiana Corporation

We, the undersigned, being persons capable of contracting

for the purpose of forming a corporation pursuant to

Chapter I of Title 12 of the Louisiana Revised Statutes,

do hereby confect these Articles of Incorporation

(the “Articles”) and for such purpose certify that:

Article I

NAME

The name of this corporation is North Louisiana Rehabilitation Center, Inc. (the “Company”).

Article II

INCORPORATORS

The Incorporators’ names are Danielle Lombardo Trostorff, whose municipal address is 400 Poydras Street, Suite 2500, New Orleans, Louisiana 70130 and H. Dillon Murchison whose municipal address is 400 Poydras Street, Suite 2500, New Orleans, Louisiana 70130.

Article III

PURPOSE

The Company is organized for the purpose of doing any and all things that corporations are authorized or empowered to do under Louisiana law, including, without limitation, operating a comprehensive medical rehabilitation hospital which will provide rehabilitative health care services to patients with physically-based illnesses and disabilities. In connection therewith, the Company may provide other services to such persons incidental to primary treatment, provide other services on both an in-patient and out-patient basis such as are customary for similar hospitals to provide, carry on medical research related to the types of care and treatment rendered, maintain a close working relationship with any other hospital, university or organization in order to minimize the duplication of services and, in general, do all things necessary or desirable, or which are customary for similar hospitals, to accomplish the foregoing purposes including, without limitation, the owning and/or leasing of real property, medical and diagnostic equipment and other necessary supplies and equipment.

Article IV

CAPITAL STOCK

4.01 Authorized Stock.

The Company shall issue common stock only and shall have authority to issue fifty-five thousand nine hundred (55,900) shares of common stock, of which four thousand nine hundred (4,900) shares will be designated Class A, $.01 par value, and fifty-one thousand (51,000) shares designated Class B, $.01 par value.

4.02 Interest in Distributions. Each share of a class of stock shall participate ratably with each other share of the same class in all dividends and distributions. All dividends and distributions shall be distributed one-half (1/2) to Class A holders and one-half (1/2) to Class B holders.

4.03 Regulatory Approvals. Where the approval of DHHR is required by law, rule or regulation prior to authorization or issuance of the Company’s stock, no stock may be authorized or issued until such approval has been obtained. Any stock issued without such approval shall have no legal force or effect.

4.04 No Preemptive Rights. Shareholders shall not have preemptive rights to subscribe for or acquire any shares of the Company.

4.05 Expense Reimbursement. The Company shall reimburse the Incorporators for all reasonable charges, fees and expenses incurred by them incident to organization of the Company.

Article V

SHAREHOLDER VOTING AND CONSENTS

5.01 Vote Required. Except where a greater number expressly is required by (i) law, (ii) these Articles, or (iii) the Company’s By-Laws, and except where a Vote of Class B Shareholders (in addition to a Vote of Class A Shareholders) is required by (i) law, (ii) these Articles, or (iii) the Company’s By-Laws, the vote of shareholders holding a majority or more of the Class A shares present in person or by proxy at any meeting at which a quorum is present, or voting by means of written consent in accordance with the requirements of 5.02, is required and sufficient to make such decisions submitted to shareholder vote. The presence in person or by proxy of fifty-one (51%) percent or more of each class of shares entitled to vote at such meeting shall constitute a quorum. As to all matters upon which a class of shares may vote, each share of a class shall have one vote per share.

5.02 Shareholders’ Consents. Whenever the affirmative vote of any class of shareholders is required to authorize or constitute action by the Company, the consent in writing to such action signed by shareholders holding that proportion of the total voting power of the class, on the question, which is required by (i) law, (ii) these Articles, or (iii) the Company’s By-Laws, (whichever requirement is higher), shall be sufficient for the purpose, without necessity of a meeting of shareholders. However, any written consent given by less than all the shareholders of a class shall be valid only if all shareholders of such class were given due notice of and opportunity to consider the matter thus raised and to make an informed decision to give or withhold consent.

Article VI

DIRECTORS

6.01 Classes of Directors. The Company shall have two classes of Directors: Continuing Directors and Special Directors. Special Directors may be elected by the holder of Class B shares only upon the occurrence, or failure to occur, of certain events, as provided for in the By-Laws, and shall hold office only so long as therein provided. Directors need not be shareholders. Other matters concerning Continuing and Special Directors are set forth in the By-Laws.

6.02 Continuing Directors. Except when Special Directors have been duly elected and are holding office, all the corporate powers of the Company shall be vested in and exercised by a Board of Continuing Directors elected by the holders of Class A shares, which shall consist of the number of Directors set from time to time by resolution of the Continuing Directors, which number shall not be less than three (3) nor more than fifteen (15), except that whenever the Corporation has fewer than three (3) Shareholders there need be only as many Directors as there are Shareholders.

6.03 Absent Directors. Any Director absent from a meeting of the Board of Directors (whether composed only of Continuing Directors or both Continuing and Special Directors) or any committee thereof may be represented by any other Director or a shareholder, who may cast the vote of the absent Director according to the written instructions, general or special, of the absent Director. The appearance by any Director at any meeting shall constitute a waiver of any lack of notice of such meeting to such Director.

Article VII

REVERSIONS

Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Company to pay the dividend or redemption price or deliver the certificates for the share(s) to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Company, and the Company’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (i) payment of the amount of any cash or property dividend or redemption price or (ii) issuance of any shares, ownership of which has reverted to the Company pursuant to this Article, to the person or entity who or which would be entitled thereto had such reversion not occurred.

Article VIII

AMENDMENT OF ARTICLES AND BY-LAWS

Any amendment to or revocation of the Company’s Articles or By-Laws shall require the affirmative vote of (i) shareholders owning a majority or more of the Class A shares, (ii) shareholders owning two-thirds (2/3) or more of the Class B shares. An amendment to or revocation of the Articles or By-Laws may be proposed by any Director, Officer or holder of the Company’s stock and may be voted upon at any annual or special meeting, provided that reference to the proposed amendment or revocation is set forth in the meeting notice.

Article IX

DURATION OF EXISTENCE

The Corporation shall exist in perpetuity, except that it shall be dissolved or liquidated immediately if the DHHR Approval expires prior to the completion of the Facility in accordance with the Approval, applicable laws and DHHR regulations.

Article X

DIRECTOR’S INDEMNITY

The Corporation shall indemnify Directors and Officers of the Corporation to the fullest extent allowed under the provisions of L.S.A.-R.S. 12:83, as amended from time to time.

In Witness Whereof, we the undersigned have set our hands to these Articles of Incorporation of North Louisiana Rehabilitation Center, Inc. on this 4th day of March 1987.

/s/ H. Dillon Murchison
H. Dillon Murchison Incorporator

/s/ Danielle L. Trostorff
Danielle L. Trostorff Incorporator

ACKNOWLEDGMENT OF ARTICLES OF INCORPORATION

State of Louisiana	§
§
Parish of Orleans	§

I HEREBY CERTIFY that before me, the undersigned authority, duly commissioned and qualified to so act in and for the jurisdiction above stated, personally came and appeared H. Dillon Murchison, known to me to be the person who signed the foregoing Articles of Incorporation of North Louisiana Rehabilitation Center, Inc. as Incorporator, and who being by me duly sworn, did acknowledge and declare, in the presence of the two competent witnesses who have signed below, that he signed the said instrument as his free act and deed for the purposes therein mentioned.

IN WITNESS WHEREOF, the said appearer, witnesses and I have hereunto affixed our signatures on this 4th day of March, 1987.

WITNESSES:

/s/ [unreadable]		/s/ H. Dillon Murchison
H. DILLON MURCHISON

/s/ Evelyn J. Breaux

/s/ Ricardo M. Quechara
Notary Public

ACKNOWLEDGMENT OF ARTICLES OF INCORPORATION

State of Louisiana	§
§
Parish of Orleans	§

I HEREBY CERTIFY that before me, the undersigned authority, duly commissioned and qualified to so act in and for the jurisdiction above stated, personally came and appeared Danielle Lombardo Trostorff, known to me to be the person who signed the foregoing Articles of Incorporation of North Louisiana Rehabilitation Center, Inc. as Incorporator, and who being by me duly sworn, did acknowledge and declare, in the presence of the two competent witnesses who have signed below, that she signed the said instrument as her free act and deed for the purposes therein mentioned.

IN WITNESS WHEREOF, the said appearer, witnesses and I have hereunto affixed our signatures on this 4th day of March, 1987.

WITNESSES:

/s/ [unreadable]		/s/ Danielle Lombardo Trostorff
DANIELLE LOMBARDO TROSTORFF

/s/ Evelyn J. Breaux

/s/ Ricardo M. Quechara
Notary Public